Exhibit 31(i)(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, William E. Mudd, certify that:

1.          I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Churchill Downs Incorporated; and

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2011	/s/ William E. Mudd
William E. Mudd
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)